UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2022

PPG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-1687	25-0730780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania, 15272
(Address of Principal Executive Offices, and Zip Code)
(412) 434-3131
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.66 2/3	PPG	New York Stock Exchange
0.875% Notes due 2025	PPG 25	New York Stock Exchange
1.400% Notes due 2027	PPG 27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

PPG Industries, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) on April 21, 2022. At the 2022 Annual Meeting, the Company’s shareholders voted on a proposal to amend the Company’s Articles of Incorporation to provide for the annual election of directors (the “Declassification Proposal”) and a proposal to amend the Company’s Articles of Incorporation and Bylaws to replace the supermajority voting requirements (the “Supermajority Voting Proposal”). As of the time of the 2022 Annual Meeting, shareholder votes were sufficient to approve the Declassification Proposal. However, shareholder votes were not sufficient to approve the Supermajority Voting Proposal, which required the affirmative vote of 80 percent of the Company’s outstanding shares. In order to allow time for additional voting on the Supermajority Voting Proposal, the 2022 Annual Meeting was adjourned only with respect to the Supermajority Voting Proposal until May 9, 2022 (the “Reconvened Annual Meeting”).

At the Reconvened Annual Meeting, the Supermajority Voting Proposal was approved by the Company’s shareholders, as further described under Item 5.07 below, and the Annual Meeting of Shareholders was finally adjourned.

As a result of the shareholders’ approval of the Declassification Proposal and the Supermajority Voting Proposal, effective May 13, 2022, the Company amended its Articles of Incorporation and Bylaws as follows:

Articles of Incorporation

•Article Sixth, Section 6.1(b) was amended to provide that the directors who were elected at the 2022 Annual Meeting will serve a three-year term until the 2025 Annual Meeting of Shareholders, the directors to be elected at the 2023 Annual Meeting of Shareholders will serve a two-year term until the 2025 Annual Meeting of Shareholders, and the directors to be elected at the 2024 Annual Meeting of Shareholders will serve a one-year term until the 2025 Annual Meeting of Shareholders;
•Article Sixth, Section 6.1(c) was amended to delete the requirement to receive the affirmative vote of 80 percent of the Company’s outstanding shares to remove a director and to delete the cumulative voting requirement;
•Article Sixth, Section 6.2 requiring the affirmative vote of 80 percent of the Company’s outstanding shares to amend Article Sixth was deleted;
•Article Seventh, Section 7.1 was amended to reduce the requirement to receive the affirmative vote of 80 percent of the Company’s outstanding shares to a requirement to receive the affirmative vote of a majority of the votes cast by all shareholders entitled to vote, except where a higher vote is required by the Pennsylvania Business Corporation Law;
•Article Seventh, Section 7.6 requiring the affirmative vote of 80 percent of the Company’s outstanding shares to amend Article Seventh was deleted; and
•Article Eighth was amended to remove the supermajority voting requirement.

Bylaws

•Article II, Section 2.1 was amended to conform to amended Article Sixth of the Company’s Articles of Incorporation, as described above; and

•Article II, Section 2.10 and Article VI, Section 6.10 were amended to reduce the requirement to receive the affirmative vote of 80 percent of the Company’s outstanding shares to a requirement to receive the affirmative vote of a majority of the votes cast by all shareholders entitled to vote.

The foregoing summaries of the amendments to the Articles of Incorporation and Bylaws do not purport to be complete and are qualified in their entirety by reference to the Articles of Amendment to the Restated Articles of Incorporation and the Amended and Restated Bylaws, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
As described under Item 5.03 above, at the Reconvened Annual Meeting the Company’s shareholders approved the proposal (which required the affirmative vote of 80 percent of the Company’s outstanding shares) to amend the Company’s Articles of Incorporation and Bylaws to replace the supermajority voting requirements by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
189,283,016	1,790,931	798,874	0

See the Company’s Current Report on Form 8-K filed on April 27, 2022 for the voting results of the other proposals voted on at the 2022 Annual Meeting.

As of the record date of the 2022 Annual Meeting, 236,148,121 shares of common stock were issued and outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed as part of this Report.

Exhibit Number	Description
3.1	Articles of Amendment to the Restated Articles of Incorporation of PPG Industries, Inc., effective May 13, 2022.
3.2	Amended and Restated Bylaws of PPG Industries, Inc., as amended on May 13, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: May 13, 2022	By:	/s/ Anne M. Foulkes
Anne M. Foulkes
Senior Vice President, General Counsel and Secretary